exhibit 10.5

Rxsight, INC.

AMENDMENT TO CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Amendment to Change in Control and Severance Agreement (the “Amendment”) is made by and between RxSight, Inc. (the “Company”) and Ron Kurtz (the “Executive”), effective as of April 17, 2026 (the “Effective Date”).

WHEREAS, the Company and Executive previously entered into a Change in Control and Severance Agreement effective as of July 16, 2021 (the “Agreement”);

WHEREAS, the Company and Executive have agreed to amend the Agreement to increase certain severance benefits provided for under the Agreement in the event of the Executive’s Qualifying CIC Termination (as defined in the Agreement); and

WHEREAS, unless defined otherwise, the defined terms in this Amendment shall have the same meanings in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending legally to be bound, hereby agree as follows:

I.
Amendment of Section 3(b)(i) of the Agreement: Salary Severance

The first and only sentence of Section 3(b)(i) of the Agreement, entitled “Salary Severance” is amended by increasing the amount of the lump sum salary severance payment from “18 months” to “24 months”.

II.
Amendment of Section 3(b)(ii) of the Agreement: Bonus Severance

The first and only sentence of Section 3(b)(ii) of the Agreement, entitled “Bonus Severance” is amended by increasing the amount of the lump sum bonus severance payment from “18 months” to “24 months”.

This Amendment and the Agreement (to the extent not amended hereby), together with the documents referenced in the Agreement, constitute the entire agreement and understanding between the Company and Executive concerning the subject matter herein and supersede and replace in their entirety all prior and contemporaneous agreements and understandings whether written or oral between Executive and Company. Except as expressly modified by the terms of this Amendment, the Agreement will remain in full force and effect in accordance with its terms. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of law provisions).

[Signature page follows.]

By its signature below, each of the parties signifies its acceptance of the terms of this Amendment, in the case of the Company by its duly authorized officer, as of the Effective Date.

RxSight, Inc. Executive

/s/ Mark Wilterding /s/ Ron Kurtz

Title: CFO

Name: Mark Wilterding________________